EXHIBIT 10.56



                MARKETING AND RETAIL SALES DISTRIBUTION AGREEMENT


This marketing and retail sales distribution agreement (the "Agreement") is made by and between Wade Cook Financial Corporation, Inc.TM ("WCFC") and/or assigns (the "Assigns") to market and distribute the products listed in Attachment A hereto (the "Products"), and First Scientific, IncorporatedTM ("FST"), collectively the "Parties", on this 9th of November, 2001.

Whereas, FSI has certain Products which are manufactured as anti-microbial agents, of which a non-exclusive list is provided in Attachment A, and WCFC, and its Assigns are in the business of marketing and distributing items to the General Public, the Parties agree as follows:

     1.   A.   FSI agrees to  manufacture  the Products and fill WCFC's  written orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of thirty days (30) days or less following receipt of any written order.

          B. WCFC or Assigns has two options to pay for Product released by FSI to WCFC under this Agreement: Option 1: If WCFC or Assigns elects to pick up the Products directly from FSI, then WCFC will pay 100% of the Price upon receipt of the Product; Option 2: If WCFC or Assigns elects to have FSI ship the Product to a designated location, WCFC or Assigns shall prepay 50% of the Price up-front and then satisfy the remaining 50% of the Price upon delivery of the Products to the designated location.

     2.   A.   FSI  agrees to  deliver to WCFC  copies of all  current  reports, articles,  tests,  investigations,  information  on  discoveries,
               testimonials,   and  any  other  comments  or  other  information
               (collectively the "Information") made by scientists, doctors, agencies, or governmental organizations immediately after FSI's receipt of such Information.

          B. WCFC and Assigns may use the Information in all marketing and distribution efforts to sell the Products. WCFC agrees not to make any marketing claims in regard to the Products that are not supported by the Information supplied by FSI.

     3. Price will be determined according to Attachment A Product and Pricing.

     4.   A.   If FSI has  existing  Products,  and WCFC  agrees  to sell  those existing  Products,  a discount  will be made on the  purchase of
               those  Products,   in  that  it  comes  from  a  product  overrun
               situation.

          B. WCFC agrees to pay the Price in cash or cash equivalent. WCFC will pay shipping, unless other arrangements have been made.


     5. Term. This agreement will run in perpetuity, unless terminated by either of the Parties.

     6. Termination. Termination of this Agreement may be commenced upon thirty (30) days written Notice. Termination will be effective sixty days (60) days following the date that Notice of termination is received by the non-terminating Party. WCFC or Assigns will be permitted to sell, market, and distributes all Products (that have been ordered from FSI, or are in the possession of WCFC or Assigns at termination).

     7. Nature of the Relationship. This Agreement is non-exclusive with respect to FSI's existing and future distribution channel. However, FSI agrees not to sell, market or distribute the Products directly to the General Public, absent effective termination of this Agreement.
          The General Public includes primarily retail consumers who purchase the Products primarily for individual family, work, or household purposes; however, this restriction shall not prohibit FSI from distributing the Products to any third Party who may then attempt to sell, market, or distribute to the Products to the General Public. WCFC and its Assigns intends on spending a



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          large amount of money in advertising the Products, and FSI agrees that it will not infringe or otherwise interfere with these advertising efforts to the General Public by going into competition in that same arena. WCFC and Assigns may market the Products as manufactured by First Scientific Incorporated and distributed by WCFC and/or Assigns,
          and  may  restructure   labels  affixed  to  the  shipping   materials
          containing the Products to bear  statements  similar to the following:
          "Manufactured by First Scientific, Inc. for Origin Sales, Inc."

     8. There are no set minimum quota requirements for sales under this Agreement. Orders will be taken on a case by cases basis by FSI.

     9. FSI warrants and guarantees that FSI holds all of the relevant patents, trademarks, servicemarks, and other like intellectual property rights to the Products, and further warrants that FSI's Products are not subject to any claim (for infringement or otherwise), demand, or legal action by any third party. FSI warrants and guarantees that to the best of its knowledge all claims made by FSI about the Products are true and correct.

     10. All notices and other communications required or permitted under this Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the other party. Address where notice is to be sent: WCFC or Assigns - 14675 Interurban Ave. Seattle, WA 98168; FSI - 1877 West 2800 South Suite 200, Ogden Utah 84401. Each party may, by notice to the other as provided herein, designate a different address.

     11. FSI agrees to indemnify and hold WCFC and its Assign harmless from all actions, of whatever kind and nature, relating to or arising out of any consumer use of the Products and/or claims that FSI's Products infringe upon any third party's patent, trademark, servicemark, or other similar intellectual property right.

     12. Bankruptcy. In the event of bankruptcy, insolvency, or receivership, and subject to the laws thereto, this Agreement shall remain in full force and effect and will be binding on FSI's assigns and successors to the fullest extent permitted by law.

     13. Disputes. All disputes arising out of or under this Agreement, which cannot be settled by agreement of the parties shall be submitted to the American Arbitration Association (AAA), to be heard in King county, Washington under the rules then in force, or such other rules or venue agreed upon by the parties. The prevailing party in any dispute shall be reimbursed all of its reasonable costs, including reasonable attorney's fees by the other party.

     14. Governing law. This Agreement and the rights and obligations of the parties herein, shall be construed in accordance with the laws of the State of Utah and applicable federal law. The Parties hereby consent to the jurisdiction and venue of the courts of the State of Washington or any federal court located in such state.


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/s/ Wade B Cook          11-09-01        [Illegible]                    11-09-01
------------------       --------        ------------------             --------
WCFC Signature            Date           FSI Signature                    Date




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                                  Attachment A


Product & Pricing

1. PureCleanse 2.5 Fl. Oz. Instant Skin Sanitizer                       $1.89/EA
2. PureCleanse 2.0 Fl. Oz Antimicrobial Handwash                        $1.11/EA
3. PureCleanse 2.0 Fl. Oz Hypo-Allergenic Lotion
    (Microbe NZ Compatible)                                             $1.11/EA
4. PureCleanse 2.0 Fl. Oz First Aid Antiseptic Spray                    $1.29/EA



Note:  Some of this product (discontinued) may be in larger sizes



This pricing is to be reviewed every 12 months. However, larger volume purchases can be negotiated later. Initiated by Wade B. Cook and [Illegible] [Handwritten in original]








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